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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 23, 2005

                      RIDGEWOOD ELECTRIC POWER GROWTH FUND
               (Exact name of registrant as specified in charter)

             Delaware             0-24143         22-3437351
           (State or other     (Commission      (IRS Employer
            jurisdiction of     File Number)     Identification No.)
            organization)

1314 King Street, Wilmington, Delaware  19801
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (302) 888-7444


On July 23, 2005 a series of explosions occurred in the Egyptian resort town of Sharm el Sheik near where the Registrant maintains water treatment facilities. None of the Registrant's employees were injured and operations of the
Registrant's facilities were not directly affected by the incident. The facilities located in the town in which the incident took place represent about 34% of the Registrant's water treatment capacity and about 44% of the Registrant's consolidated revenues in Egypt.

The business of the Registrant in Egypt is providing water (and to a lesser extent power) to certain resort hotels adjacent to the Red Sea and such business is largely, though indirectly, dependent on the level of tourism in these areas. The Registrant believes the incident of July 23st will likely have a negative impact such tourism. While the Egyptian tourism industry has recovered from similar incidents in the past, the extent and pace of recovery from this incident cannot be predicted with any degree certainty.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  RIDGEWOOD ELECTRIC POWER GROWTH FUND


Date:  July 27, 2005           By /s/ Douglas R. Wilson
                               Douglas R. Wilson,
                               Executive Vice President and
                               Chief Financial Officer